Exhibit (h)(6)

Newtek Business Services Corp.

First Amendment and Supplement to the Equity Distribution Agreement

Dated as of

February 28, 2020

Compass Point Research & Trading, LLC	Ladenburg Thalmann & Co. Inc.
1055 Thomas Jefferson Street NW, Suite 303	277 Park Avenue, 26th Floor
Washington, D.C. 20007	New York, NY 10172
Facsimile: 202.540.7311	Facsimile: 212.409.2119
Attention: Jody Rosen, General Counsel	Attention: Equity Syndication Desk

JMP Securities LLC	Raymond James & Associates, Inc.
600 Montgomery Street, Suite 1100	880 Carillon Parkway
San Francisco, CA 94111	St. Petersburg, FL 33716
Facsimile: 415.835.8920	Attention: Corporate & Executive Services
Attention: Equity Securities
UBS Securities LLC
Keefe, Bruyette & Woods, Inc.	1285 Avenue of the Americas
787 7th Avenue, 4th Floor	New York, NY 10019
New York, NY 10019	Attention: Syndicate Desk
Attention: Syndicate Desk

Ladies and Gentlemen:

Newtek Business Services Corp., a Maryland corporation (the “Company”), and Compass Point Research & Trading, LLC, JMP Securities LLC, Keefe, Bruyette & Woods, Inc., Ladenburg Thalmann & Co. Inc., Raymond James & Associates, Inc., and UBS Securities LLC (each a “Placement Agent,” or collectively “Placement Agents”) hereby agree and confirm that this First Amendment and Supplement to the Equity Distribution Agreement (this “First Amendment and Supplement”) amends and supplements the Equity Distribution Agreement, dated as of July 10, 2019, by and among the Company and the Placement Agents (the “Equity Distribution Agreement”), as follows:

1. The Company and each Placement Agent agree to be bound by and comply with the terms and provisions of the Equity Distribution Agreement.

2. The Equity Distribution Agreement is hereby amended and supplemented to add UBS Securities LLC (“UBS”) as a Placement Agent. UBS is hereby included in the definitions of “Placement Agent” and “Placement Agents” as set forth in the Equity Distribution Agreement. By its signature below UBS hereby acknowledges that it has received and reviewed a copy of the Equity Distribution Agreement, and further acknowledges and agrees to (a) join and become a party to the Equity Distribution Agreement as a “Placement Agent;” (b) be bound by all covenants, agreements, representations, warranties and acknowledgements attributable to a Placement Agent pursuant to the Equity Distribution Agreement; and (c) perform all obligations and duties required of a Placement Agent pursuant to the Equity Distribution Agreement. Each other party to the Equity Distribution Agreement acknowledges and agrees that, as of the date of this First Amendment and Supplement, UBS is a party to the Equity Distribution Agreement and is entitled to all rights and privileges afforded to, and subject to all obligations of, a Placement Agent.

3. This First Amendment and Supplement will inure to the benefit of and be binding upon the parties hereto, and their respective successors, and to the benefit of the employees, officers, and directors and controlling persons referred to in Section 11(a) and Section 11(b) of the Equity Distribution Agreement, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities (as defined in the Equity Distribution Agreement) as such from any of the Placement Agents merely by reason of such purchase.

4. The invalidity or unenforceability of any section, paragraph, or provision of this First Amendment and Supplement shall not affect the validity or enforceability of any other section, paragraph, or provision hereof or of the Equity Distribution Agreement. If any section, paragraph, or provision of this First Amendment and Supplement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

5. This First Amendment and Supplement, and any claim, dispute or action arising out of or relating hereto, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

6. This First Amendment and Supplement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment and Supplement to be executed in their names and on their behalf by and through their duly authorized persons, effective as of the date set forth above.

NEWTEK BUSINESS SERVICES CORP.

By:
Name:	Barry Sloane
Title:	Chief Executive Officer & President

JMP Securities LLC

By:
Name:
Title:

Compass Point Research & Trading, LLC

By:
Name:
Title:

Ladenburg Thalmann & Co. Inc.

By:
Name: Peter H. Blum
Title: Co-CEO & Co-President

Keefe, Bruyette & Woods, Inc.

By:
Name:
Title:

[Signature Page]

Raymond James & Associates, Inc.

By:
Name:
Title:

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page]

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